Exhibit 99.1

Date:	July 26, 2005

Contacts:	Robert J. Costantino
Senior Executive Vice President
Chief Financial Officer
Investor Relations
Phone: (949) 727-1002

Caren Roberson
Director Marketing Communications
Media Relations
Phone: (949) 753-3711

Email:	Investor_Relations@WFSFinancial.com
WFS Financial Reports Second Quarter Results
•	Second quarter net income increased 77% to $59 million
•	Earnings per share increased 76% to $1.44 per share
•	Contract originations grew 21% to $2.0 billion
•	Second quarter annualized credit losses on contracts improved 58 basis points to 1.15%
•	Delinquencies improved 41 basis points year over year to 1.80%
Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) reported that net income increased 77% to $59.3 million for the three months ended June 30, 2005 compared with $33.5 million for the same period a year ago. Earnings per diluted share increased 76% to $1.44 for the three months ended June 30, 2005 compared with $0.82 per diluted share for the same period a year earlier. For the six months ended June 30, 2005, net income increased 11% to $111 million compared with $100 million for the same period a year earlier. Earnings per diluted share rose 10% to $2.70 for the six months ended June 30, 2005 compared with $2.45 for the same period a year ago.
“Our second quarter performance reflects our superior growth in auto originations as well as our continued commitment to quality credit,” said Tom Wolfe, CEO of WFS Financial. “Our double digit origination growth in our established western markets complemented by over 20% growth in our newer markets in the east demonstrates the portability of our business model across the country. In addition, our record credit performance is the result of our dramatic decrease in default rates and our increase in recovery rates, resulting in our credit losses being the lowest in 10 years.”
Annualized credit loss experience improved 58 basis points to 1.15% of average managed automobile contracts for the second quarter compared with 1.73% for the same period a year earlier. For the six months ended June 30, 2005, credit loss experience improved 59 basis points to 1.40% compared with 1.99% for the same period a year ago. The decrease in credit loss experience was a result of the annualized default rate decreasing to 3.4% for the quarter compared to 4.3% a year ago, a 20% decrease. In addition, the total recovery rate improved 12% to 70.8% for the quarter compared to 63.2% a year ago. The percentage of outstanding automobile contracts 30 days or more delinquent improved 41 basis points to 1.80% at June 30, 2005 compared with 2.21% a year ago.

The provision for credit losses decreased to $40.2 million for the three months ended June 30, 2005, compared with $53.4 million for the same period a year earlier due to lower chargeoff experience. For the six months ended June 30, 2005, the provision for credit losses increased to $89.5 million compared with $73.4 million for the same period a year ago due primarily to the whole loan sale of automobile contracts in the first quarter of 2004. At June 30, 2005, the allowance for credit losses totaled $273 million or 2.5% of owned automobile contracts compared with $252 million or 2.6% at December 31, 2004.
Automobile contract purchases totaled $2.0 billion for the second quarter of 2005, a 21% increase from the same period a year earlier. For the six months ended June 30, 2005, automobile contract purchases totaled $3.8 billion, a 17% increase compared with $3.3 billion a year ago. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts grew 11% to $12.3 billion at June 30, 2005, up from $11.1 billion a year earlier. Total average interest earning assets increased $2.5 billion to $11.3 billion for the second quarter, up from $8.8 billion for the same period a year ago. As a result, net interest income grew 30% to $176 million for the second quarter compared with $136 million for the same period a year earlier. Net interest margin was 5.85% for the second quarter compared with 5.88% for the same period a year ago. For the six months ended June 30, 2005, net interest income grew 25% to $345 million compared with $276 million for the same period a year earlier. Net interest margin was 6.00% for the six months ended June 30, 2005 compared with 5.85% for the same period a year ago.
Noninterest income decreased to $20.6 million for the three months ended June 30, 2005 compared with $34.7 million for the same period a year earlier. For the six months ended June 30, 2005, noninterest income decreased to $43.5 compared with $83.9 million for the same period a year ago. Noninterest income was reduced by $16.5 million and $31.2 million of loan origination fees that were deferred during the three and six months ended June 30, 2005, respectively. Noninterest expense decreased to $58.7 million or 1.95% of average managed contracts for the second quarter compared with $61.6 million or 2.25% of average managed contracts for the same period a year earlier. For the six months ended June 30, 2005, noninterest expense decreased to $117 million or 1.97% of average managed contracts compared with $121 million or 2.22% of average managed contracts a year ago. Noninterest expense was reduced by $7.0 million and $13.4 million of direct origination costs that were deferred during the three and six months ended June 30, 2005, respectively. Historically, the Company performed analysis on the fees and direct costs related to its origination of automobile loans and elected not to defer and amortize such amounts as the net effect was not material to its financial statements in accordance with Statement of Financial Accounting Standard No. 91 and SEC

Staff Accounting Bulletin No. 99. Due to continuing improvements in operating efficiencies and the higher amount of documentation fees earned, the difference between the amount of fees received and the direct costs incurred has gradually increased. The Company decided to defer and amortize these amounts prospectively beginning last quarter. These deferred amounts are being amortized to interest income using the interest method.
The Company did not issue automobile receivable asset-backed securities during the quarter in an effort to improve the pricing and lower the costs of these transactions. The Company and its ultimate parent, Westcorp, continue to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $43 billion of such securities in 67 transactions to date.
As previously announced, Westcorp is continuing the process of pursuing the conversion of Western Financial Bank, WFS Financial’s parent, to a California state commercial bank and merging WFS Financial into Western Financial Bank as part of the acquisition of the minority interest in WFS Financial. The conversion is contingent upon approval by the Board of Governors of the Federal Reserve of Westcorp’s application to become a bank holding company. The merger is contingent on the conversion to a commercial bank and remains subject to approval by the majority of WFS Financial’s minority shareholders. The approval process for the conversion is taking longer than originally expected, and the Company is currently exploring other alternatives in the event that the proposed conversion and related merger cannot go forward as planned.
Earnings Conference Call
WFS Financial, along with its parent, Westcorp, will host a conference call for analysts and investors at 8:00 a.m. (PDT) on Wednesday, July 27, 2005. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.wfsfinancial.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at the Company’s web site.
Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com
Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned Company whose common stock is traded on the Nasdaq under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth.
These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods.
The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; the exercise of discretionary authority by regulatory agencies; a decision to change the Company’s corporate structure; the availability of sources of funding; and the level of chargeoffs on the automobile contracts that the Company originates.
A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of July 26, 2005. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$262,866	$208,034	$511,162	$429,611
Other	6,180	2,232	10,492	4,664

TOTAL INTEREST INCOME	269,046	210,266	521,654	434,275
Interest expense:
Notes payable on automobile secured financing	82,017	62,966	154,825	135,169
Other	10,887	11,300	21,354	22,664

TOTAL INTEREST EXPENSE	92,904	74,266	176,179	157,833

NET INTEREST INCOME	176,142	136,000	345,475	276,442
Provision for credit losses	40,224	53,421	89,486	73,397

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	135,918	82,579	255,989	203,045
Noninterest income:
Automobile servicing	19,419	34,927	40,702	69,263
Gain on sale of contracts				13,792
Other	1,205	(195)	2,844	822

TOTAL NONINTEREST INCOME	20,624	34,732	43,546	83,877
Noninterest expense:
Salaries and associate benefits	36,596	41,458	74,228	79,749
Credit and collections	7,881	7,659	16,360	16,064
Data processing	4,558	3,826	8,906	7,716
Occupancy	2,902	2,776	5,787	5,628
Other	6,760	5,911	11,780	11,390

TOTAL NONINTEREST EXPENSE	58,697	61,630	117,061	120,547

INCOME BEFORE INCOME TAX	97,845	55,681	182,474	166,375
Income tax	38,528	22,135	71,411	65,921

NET INCOME	$59,317	$33,546	$111,063	$100,454

Earnings per common share:
Basic	$1.44	$0.82	$2.71	$2.45

Diluted	$1.44	$0.82	$2.70	$2.45

Weighted average number of common shares outstanding:
Basic	41,065,211	41,035,719	41,057,296	41,034,892

Diluted	41,066,461	41,079,727	41,058,551	41,078,625

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	June 30, 2005	December 31, 2004
	(Dollars in thousands)
ASSETS
Cash	$73,198	$87,963
Restricted cash	448,504	363,783
Contracts receivable	10,883,522	9,563,057
Allowance for credit losses	(273,172)	(252,465)

Contracts receivable, net	10,610,350	9,310,592
Accrued interest receivable	60,936	55,126
Premises and equipment, net	30,079	30,820
Other	119,251	100,934

TOTAL ASSETS	$11,342,318	$9,949,218

LIABILITIES
Lines of credit –– parent	$916,890	$213,741
Notes payable on automobile secured financing	8,698,221	8,105,275
Notes payable –– parent	300,000	300,000
Amounts held on behalf of trustee	139,745	194,913
Other	141,364	104,812

TOTAL LIABILITIES	10,196,220	8,918,741

SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; issued and outstanding 41,086,912 shares at June 30, 2005 and 41,038,003 shares at December 31, 2004)	338,668	338,328
Paid-in capital	6,324	6,324
Retained earnings	800,492	689,429
Accumulated other comprehensive income (loss), net of tax	614	(3,604)

TOTAL SHAREHOLDERS’ EQUITY	1,146,098	1,030,477

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,342,318	$9,949,218

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended June 30,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
			(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$10,457,457	$262,866	10.08%	$7,908,976	$208,034	10.58%
Investment securities	849,421	6,180	2.92	843,620	2,232	1.06

Total interest earning assets	$11,306,878	269,046	9.54	$8,752,596	210,266	9.66

Interest bearing liabilities:
Lines of credit — parent	$225,570	2,380	4.23	$44,291	270	2.45
Notes payable — parent	300,000	7,688	10.25	396,909	9,838	9.91
Notes payable on automobile secured financing	9,379,502	82,017	3.50	7,085,768	62,966	3.55
Other	162,811	819	2.02	336,749	1,192	1.42

Total interest bearing liabilities	$10,067,883	92,904	3.69	$7,863,717	74,266	3.78

Net interest income and interest rate spread		$176,142	5.85%		$136,000	5.88%

Net yield on average interest earning assets			6.26%			6.27%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

	For the Six Months Ended June 30,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
			(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$10,154,512	$511,162	10.15%	$8,086,787	$429,611	10.68%
Investment securities	779,346	10,492	2.72	882,415	4,664	1.06

Total interest earning assets	$10,933,858	521,654	9.62	$8,969,202	434,275	9.74

Interest bearing liabilities:
Lines of credit — parent	$206,491	4,245	4.15	$43,353	493	2.29
Notes payable — parent	300,000	15,375	10.25	398,864	19,762	9.91
Notes payable on automobile secured financing	9,028,757	154,825	3.43	7,355,887	135,169	3.68
Other	195,152	1,734	1.79	320,743	2,409	1.51

Total interest bearing liabilities	$9,730,400	176,179	3.62	$8,118,847	157,833	3.89

Net interest income and interest rate spread		$345,475	6.00%		$276,442	5.85%

Net yield on average interest earning assets			6.40%			6.22%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q2 2005	Q1 2005	Q4 2004	Q3 2004	Q2 2004
	(Dollars in thousands, except per share amounts)

Earnings:
Net interest income	$176,142	$169,333	$158,594	$148,775	$136,000
Provision for credit losses	40,224	49,262	58,961	59,957	53,421
Noninterest income	20,624	22,923	34,386	36,517	34,732
Noninterest expense	58,697	58,365	62,663	62,174	61,630

Income before taxes	97,845	84,629	71,356	63,161	55,681
Income taxes	38,528	32,883	27,673	25,057	22,135

Net income	$59,317	$51,746	$43,683	$38,104	$33,546

Equity:
Earning per share — basic	$1.44	$1.26	$1.06	$0.93	$0.82
Earning per share — diluted	$1.44	$1.26	$1.06	$0.93	$0.82
Book value per share (period end) (1)	$27.88	$26.45	$25.20	$24.13	$23.20
Stock price per share (period end)	$50.71	$43.15	$50.56	$46.55	$49.51
Total equity to assets (1)	10.10%	9.33%	10.39%	10.28%	10.30%
Return on average equity (1)	21.29%	19.56%	17.27%	15.69%	14.33%
Average shares outstanding — diluted	41,066,461	41,075,579	41,081,156	41,080,978	41,079,727

Loan Portfolio:
Automobile contracts purchased	$2,013,622	$1,782,414	$1,583,748	$1,799,106	$1,666,842
Automobile contracts managed (period end)	$12,307,454	$11,852,222	$11,560,890	$11,440,353	$11,113,148
Number of accounts managed (period end)	919,722	895,377	876,695	869,038	853,193
Average automobile contracts managed	$12,019,325	$11,702,544	$11,512,626	$11,268,695	$10,946,273

Credit Quality:
Delinquency rate (30+ days)	1.80%	1.53%	2.24%	2.24%	2.21%
Repossessions to total contracts	0.05%	0.05%	0.07%	0.06%	0.06%
Net chargeoffs (annualized)	1.15%	1.66%	2.01%	1.95%	1.73%
Allowance to automobile contracts	2.51%	2.58%	2.64%	2.64%	2.67%

Operations:
Total assets	$11,342,318	$11,637,467	$9,949,218	$9,631,069	$9,245,683
Noninterest expense to average contracts managed	1.95%	1.99%	2.18%	2.21%	2.25%

(1)	Excludes other comprehensive income.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At June 30, 2005
The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3 (3)	2003-4	2004-1 (3)	2004-2	2004-3	2004-4	2005-1	2005-2

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%
3	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.06%	0.04%	0.02%	0.02%
4	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%	0.13%	0.09%	0.06%	0.07%
5	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%	0.21%	0.15%	0.13%
6	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%	0.24%	0.30%	0.23%	0.20%
7	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%	0.33%	0.40%	0.30%
8	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%	0.41%	0.50%	0.37%
9	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%	0.42%	0.51%	0.56%	0.45%
10	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%	0.52%	0.59%	0.64%
11	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%	0.59%	0.65%	0.69%
12	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%	0.73%	0.67%	0.70%
13	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%	0.83%	0.75%	0.76%
14	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%	0.93%	0.81%	0.83%
15	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%	1.20%	0.97%	1.03%	0.88%
16	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%	1.31%	1.07%	1.09%	0.93%
17	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%	1.41%	1.16%	1.19%	1.00%
18	2.59%	2.62%	2.16%	2.15%	2.16%	1.70%	1.53%	1.25%	1.24%
19	2.78%	2.80%	2.31%	2.28%	2.25%	1.85%	1.66%	1.33%	1.30%
20	2.95%	2.99%	2.46%	2.41%	2.37%	1.99%	1.76%	1.40%	1.36%
21	3.14%	3.15%	2.60%	2.52%	2.49%	2.14%	1.87%	1.45%
22	3.29%	3.31%	2.72%	2.62%	2.62%	2.27%	1.95%	1.50%
23	3.41%	3.45%	2.86%	2.74%	2.73%	2.37%	2.02%	1.57%
24	3.57%	3.58%	2.95%	2.83%	2.84%	2.47%	2.09%
25	3.73%	3.69%	3.03%	2.96%	2.95%	2.57%	2.16%
26	3.88%	3.80%	3.13%	3.08%	3.06%	2.63%	2.21%
27	4.04%	3.92%	3.22%	3.21%	3.17%	2.68%
28	4.20%	4.02%	3.33%	3.31%	3.25%	2.73%
29	4.35%	4.12%	3.41%	3.41%	3.32%	2.78%
30	4.46%	4.22%	3.50%	3.48%	3.38%
31	4.57%	4.30%	3.58%	3.56%	3.43%
32	4.69%	4.39%	3.66%	3.62%	3.48%
33	4.77%	4.49%	3.73%	3.67%
34	4.85%	4.56%	3.78%	3.71%
35	4.92%	4.63%	3.84%	3.74%
36	5.01%	4.69%	3.86%
37	5.09%	4.74%	3.90%
38	5.16%	4.77%	3.93%
39	5.22%	4.80%
40	5.27%	4.84%
41	5.32%
42	5.38%
43	5.42%
44	5.46%
45	5.48%
46	5.49%
47	5.51%
Prime Mix (2)	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	82%	81%	78%	78%	77%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp. WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.